EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into as of February 1, 2012, by and between Solar America Corp., a Wyoming Corporation (the “Company”) and Kellie Moss (the “Executive”).

1.                  Duties and Scope of Employment.

(a)                   Positions and Duties. Effective retroactively on January 1, 2011 (the “Effective Date”), the Executive will serve as the Corporate Secretary of the Company. As such, the Executive will report to the Company’s Board of Directors (the “Board”). As of the Effective Date, the Executive will render such business and professional services in the performance of her duties, consistent with the Executive’s position within the Company, as will reasonably be assigned to him by the Board. The period the Executive is employed by the Company under this Agreement is referred to herein as the “Employment Term”.

(b)                  Board Membership. As of the Effective Date, the Executive shall also serve as a director of the Board. At each annual meeting of the Company’s stockholders during the Employment Term, the Company will nominate the Executive to serve as a member of the Board. The Executive’s service as a member of the Board will be subject to any required stockholder approval. Upon the termination of the Executive’s employment for any reason, unless otherwise requested by the Board, the Executive will be deemed to have resigned from the Board as of the end of the Executive’s employment and the Executive, at the Board’s request, will execute any documents necessary to reflect her resignation.

(c)                   Obligations. During the Employment Term, the Executive will devote such effort and time to the Company as is required to achieve the duties of the Executive’s position and will use good faith efforts to discharge the Executive’s obligations under this Agreement to the best of the Executive’s ability and in accordance with each of the Company’s corporate guidance and ethics guidelines, conflict of interests, policies and code of conduct. For the duration of the Employment Term, the Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval will not be unreasonably withheld); provided, however, that the Executive may, without the approval of the Board, serve in any capacity with any civic, educational, or charitable organization, provided such services do not interfere with the Executive’s obligations to Company.

                                                                             (i)            The Executive hereby represents and warrants to the Company that the Executive is not party to any contract, understanding, agreement or policy, written or otherwise, that would be breached by the Executive’s entering into, or performing services under, this Agreement. The Executive further represents that she has disclosed to the Company in writing all threatened, pending, or actual claims that are unresolved and still outstanding as of the Effective Date, in each case, against the Executive of which she is aware, if any, as a result of her membership on any boards of directors.

2.                  At-Will Employment. The Executive and the Company agree that the Executive’s employment with the Company constitutes “at-will” employment. The Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party at the option either of the Company or the Executive.

3.                  Compensation. Beginning on the Effective Date, the Company will pay the Executive a monthly salary of $1,000 as compensation for her services (such salary, as is then effective, to be referred to herein as “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings.

4.                  Employee Benefits. The Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time.

5.                  Expenses. The Company will reimburse the Executive for reasonable travel, entertainment and other expenses incurred by the Executive in the furtherance of the performance of the Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

6.                  Termination of Employment. In the event the Executive’s employment with the Company terminates for any reason, the Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to the Executive (c) unreimbursed business expenses required to be reimbursed to the Executive, and (d) rights to indemnification the Executive may have under the Company’s Articles of Incorporation, Bylaws, the Agreement, or separate indemnification agreement, as applicable.

7.                  Indemnification. Subject to applicable law, the Executive will be provided indemnification to the maximum extent permitted by the Company’s Articles of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.

8.                  Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of the Executive upon the Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of the Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of the Executive’s right to compensation or other benefits will be null and void.

9.                  Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Attn: Corporate Secretary

1135 Hodges Street

Lake Charles, LA 70601

If to Executive:

at the last residential address known by the Company.

10.              Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

11.              Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, the Executive’s employment by the Company, the Executive’s service as an officer or director of the Company, or the Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a single arbitrator mutually acceptable to both parties. If the parties cannot agree on an arbitrator, then the moving party may file a “Demand for Arbitration” with the American Arbitration Association (“AAA”) in Houston, Texas, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules, except that such arbitrator must have the qualifications set forth in this paragraph. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes, supplemented by the Texas Rules of Civil Procedure. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to the Executive’s obligations under this Agreement.

12.              Legal Expenses. The Company will reimburse the Executive for reasonable and actual legal expenses incurred by him in connection with the negotiation, preparation and execution of this Agreement.

13.              Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

14.              Governing Law. This Agreement will be governed by the laws of the State of Wyoming without regard to its conflict of laws provisions.

15.              Acknowledgment. The Executive acknowledges that she has had the opportunity to discuss this matter with and obtain advice from her private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

16.              Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY:

SOLAR AMERICA CORP.

/s/Brian Barrilleaux	Date: February 1, 2012

Brian Barrilleaux

Chairman and CEO

EXECUTIVE:

/s/ Kellie Moss	Date: February 1, 2012

Kellie Moss